UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 1, 2009

Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
1-16169	EXELON CORPORATION (a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-7398	23-2990190

333-85496	EXELON GENERATION COMPANY, LLC (a Pennsylvania limited liability company) 300 Exelon Way Kennett Square, Pennsylvania 19348-2473 (610) 765-5959	23-3064219

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.05.	Costs Associated with Exit or Disposal Activities.

Retirement of Generating Stations

On December 2, 2009, Exelon Generation Company, LLC (Generation) notified PJM Interconnection LLC (PJM) of its intention to permanently retire Units 1 and 2 at Cromby Generating Station and Units 1 and 2 at Eddystone Generating Station, effective May 31, 2011. The decision to retire the units was approved by the Exelon Corporation (Exelon) Board of Directors on December 1, 2009. The Exelon Board of Directors determined that the four 50-year old units, all located in suburban Philadelphia, are no longer economic to operate and are unnecessary to meet shrinking demand for electricity in the region. PJM must review whether the retirement of the units creates reliability issues.

The shutdowns will be accompanied by a workforce reduction of approximately 280 positions, which will occur incrementally from early 2010 to late 2011. About 220 of the positions are located at the two power stations. The remainder will come from Generation’s headquarters support group at Kennett Square, Pennsylvania. Generation is exploring various steps to ease the impact on workers, including redeploying them to open positions elsewhere within Generation or other Exelon subsidiaries, buyouts and other possibilities.

The amounts in the chart below represent a pre-tax estimate of the total expenses associated with each major cost activity as a result of the shutdown activities. The final amounts and timing of charges will ultimately depend upon the specific employees severed and execution of the related closure activities.

	Three Months Ended December 31, 2009
(in millions)		2010	2011	Total
Cash charges:
Severance (a)	$7	$8	$3	$18
Plant shutdown costs	—	—	5	5
Non-cash charges:
Accelerated depreciation expense	33	130	56	219
Write down of materials and supply inventories	16	—	—	16

Total estimated pre-tax costs (b)	$56	$138	$64	$258

(a)	Amounts are expected to be paid during 2010 and 2011.
(b)	These charges will be excluded from adjusted (non-GAAP) operating earnings in the applicable reporting periods.

Cromby Generating Station is located on the Schuylkill River in Phoenixville, Pennsylvania. Cromby Unit 1 and Unit 2 were placed in service in 1954 and 1955, respectively. Unit 1 is a 144-megawatt (MW) coal-fired unit and Unit 2 is a 201-MW unit that operates on either natural gas or No. 6 fuel oil. As a result of these permanent retirements, Cromby Station will be shutdown.

Eddystone Generating Station is located on the Delaware River in Eddystone, Pennsylvania. Unit 1 and Unit 2 were placed in service in 1960, with a combined capacity of 588 megawatts that operate on coal. Two 380-MW peaking units that run on either natural gas or oil and four oil-burning units that produce a total of 60 MW will continue operations.

Section 7 – Regulation FD

Item 7.01.	Regulation FD Disclosure.

On December 2, 2009, Exelon announced via press release its intention to permanently retire Units 1 and 2 at Cromby Generating Station and Units 1 and 2 at Eddystone Generating Station, effective May 31, 2011. A copy of the press release is attached hereto as Exhibit 99.1. Also attached as Exhibit 99.2 to this Current Report on Form 8-K are the presentation slides to be used at the investor conference call.

Conference call information: Exelon has scheduled a conference call for 10:30 AM ET (9:30 AM CT) on December 2, 2009. The call-in number in the U.S. and Canada is 800-690-3108, and the international call-in number is 973-935-8753. If requested, the conference ID number is 44018052. Media representatives are invited to participate on a listen-only basis. The call will be web-cast and archived on Exelon’s Web site: www.exeloncorp.com. (Please select the Investor Relations page.)

Telephone replays will be available until December 16. The U.S. and Canada call-in number for replays is 800-642-1687, and the international call-in number is 706-645-9291. The conference ID number is 44018052.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release

99.2	Investor Conference Call slides

* * * * *

This combined Form 8-K is being furnished separately by Exelon and Generation (Registrants). Information contained herein relating to any individual Registrant has been furnished by such Registrant on its own behalf. No Registrant makes any representation as to information relating to any other Registrant.

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon’s 2008 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; (2) Exelon’s Third Quarter 2009 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors and (b) Part I, Financial Information, ITEM 1. Financial Statements: Note 14; and (3) other factors discussed in filings with the Securities and Exchange Commission by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION EXELON GENERATION COMPANY, LLC

/s/ Matthew F. Hilzinger
Matthew F. Hilzinger
Senior Vice President and Chief Financial Officer
Exelon Corporation

December 2, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release

99.2	Investor Conference Call slides